Exhibit 99.1


To our shareholders

         For the second consecutive quarter, First Colonial Group reported:

          o    Record quarterly earnings
          o    Record asset levels
          o    Strengthening of critical policies and procedures

         As evidenced by our results, Nazareth National Bank continues to build on its reputation as a financial institution with a strong tradition of personal service and expertise that families and businesses in the Lehigh Valley and Pocono region have come to rely upon.

Third quarter earnings top $1 million

         We reported record net income of $1,082,000 for the third quarter ended September 30, 2002, compared to net income of $937,000 for the same quarter of 2001, an increase of 15.5%. The $1,082,000 net income is a record for any quarter at the bank and is the second consecutive quarter of record net income. It also marks the first time we've eclipsed the $1 million milestone.

         Basic net income per share in the third quarter of 2002 was $0.51; diluted net income per share was $0.50. Basic and diluted net income per share for the third quarter of 2001 was $0.44. For the nine months ended September 30, 2002, the company recorded net income of $2,873,000 ($1.34 per share basic, $1.31 per share diluted) compared with net income of $2,654,000 ($1.26 per share basic and diluted) for the same nine months of 2001, an increase in net income of 8.3%. (Per share data have been restated to reflect the 5% stock dividends of June 2001 and June 2002.)

         We paid a cash dividend of $0.19 per share on November 15, 2002, to shareholders of record as of November 1, 2002.

Asset growth gains momentum; deposits increase

         The company's assets increased 18.8% to $552,731,000 as of September 30, 2002, compared to assets of $465,144,000 as of December 31, 2001.

           Loans continued growing during the third quarter of 2002. As of September 30, 2002, loans totaled $249,881,000, a 10.7% increase compared with December 31, 2001, loans of $225,757,000.

         Deposits grew to $444,871,000 in the first half of 2002, a 17.1% increase over the 2001 year-end total of $379,886,000 and a 6.3% quarter-to-quarter rise over $418,400,000 on June 30, 2002.

Additional financial highlights

         In addition to the factors noted above, the following results are reflective of the income statement and balance sheet as of Sept. 30, 2002.

          o The company dedicated $475,000 to loan-loss reserves in the third quarter of 2002, bringing the total reserve to $2,919,000, an increase of 28.9% compared with the December 31, 2001 total of $2,264,000.

          o The company experienced security gains of $311,000 in the third quarter of 2002, a 50.2% increase over $207,000 recognized in the third quarter of 2001. For the nine months ended September 30, 2002, security gains totaled $974,000. These security gains resulted from a partial restructuring of the investment portfolio to provide additional future liquidity and partially reduce future interest rate risk.

          o Service charges increased 8.0% to $647,000 in the third quarter of 2002 compared with $599,000 in the same quarter of 2001. For the first nine months of 2002, our service charges of $1,887,000 exceeded by 11.2% the 2001 nine-month total of $1,697,000.

          o Operating expenses in the three months ended September 30, 2002, totaled $4,668,000, an increase of 14.4% over $4,080,000 in the same time period of 2001. For the first nine months of 2002, operating expenses of $13,121,000 reflect a 7.9% increase over $12,159,000 in the first nine months of 2001.

Observations and insight

         Our hard work continues to pay off. We exceeded last quarter's record results with another quarter of record net income. We believe our company has positive momentum as we enter the final three months of 2002.

           Evidence of our core strength can be found in two critical places: net income and assets. Both have grown solidly and steadily. Together, they provide the most compelling measure of our dedication during the past nine months.

         Like many banks, Nazareth National Bank has witnessed significant growth in mortgage and home-equity business. Interest rates are at their lowest point in years, which has spurred consumers to refinance mortgages or borrow against the equity already in their homes.

         We have focused attention on our Commercial Banking division. In November, two seasoned long-term veterans were hired to bolster an already strong team of professionals. Serving as Vice Presidents of Commercial Lending, John C. Bassler and William S. Proehl, joined our Business Banking and Community Banking teams, respectively. Nazareth National Bank is committed to the Commercial Banking division and we are confident these new additions to our team will continue to strengthen our growth and development.

          To strengthen our policies and procedures, we have retained The Outsourcing Partnership, a highly regarded consulting firm out of Moorestown, N.J. The company is helping us ensure compliance with the recent Sarbanes-Oxley Act, which created new federal laws for all public companies. We are taking this opportunity to review our audit and risk management programs as well, further fortifying our internal controls.

         Finally, we continue to progress with our expansion plans. Since raising $15 million in capital this summer through a trust preferred security, we have received approval from our primary regulator, the Office of the Comptroller of Currency, for a new community office in Lower Nazareth. The location in the Northampton Crossings Shopping Center at Routes 33 and 248 is one of the fastest growing areas in the Lehigh Valley. This full-service branch will be operational in early to mid-2003.

         All of these efforts serve to strengthen our position as a growth community bank ... one dedicated to serving the financial needs of our neighbors while offering our shareholders an attractive return on their investments.

           Thank you for being a shareholder in First Colonial Group. We will continue to work hard every day to deliver an enhanced return on your investment.

Sincerely,


Scott V. Fainor
President and Chief Executive Officer

                                 FIRST COLONIAL GROUP, INC. AND SUBSIDIARIES
                                         CONSOLIDATED BALANCE SHEETS
                                           (Dollars in Thousands)
                                                 (Unaudited)



                                                                          Sept. 30              Dec. 31
                                                                            2002                  2001
                                                                      ----------------      ---------------
ASSETS
Total Cash and Cash Eqivalents                                               $ 20,640             $ 17,270
Interst-Bearing Deposits with Banks                                             1,845                  919
Investment Securities Held-to-Maturity
    (Fair Value: Sept. 30, 2002 $31,524
     Dec. 31, 2001 - $23,160)                                                  31,026               23,004
  Securities Available-for-Sale at Fair Value                                 235,330              181,302
  Mortgage Loans Held-for-Sale                                                  1,476                3,808
  Total Loans, Net of Uneamed Discount                                        249,881              225,757
  LESS:  Allowance for Possible Loan Losses                                    (2,919)              (2,264)
                                                                      ----------------      ---------------
  Net Loans                                                                   246,962              223,493
  Premises and Equipment, Net                                                   6,364                6,562
  Accrued Interest Income                                                       3,223                2,888
  Other Real Estate Owned                                                           1                   93
  Other Assets                                                                  5,864                5,805
                                                                      ----------------      ---------------
    TOTAL ASSETS                                                            $ 552,731            $ 465,144
                                                                      ----------------      ---------------

LIABILITIES
  Deposits
    Non-Interest Bearing Deposits                                            $ 65,490             $ 57,931
    Interest-Bearing Deposits                                                 379,381              321,955
                                                                      ----------------      ---------------
      Total Deposits                                                          444,871              379,886
  Securities Sold Under Agreements to Repurchase                               11,578                8,380
  Long-Term Debt                                                               34,887               34,804
  Guaranteed Preferred Beneficial Interests in
    Company's Subordinated Debentures                                          15,000                    -
  Accrued Interest Payable                                                      2,724                3,949
  Other Liabilities                                                             4,002                2,799
                                                                      ----------------      ---------------
    TOTAL LIABILITIES                                                         513,062              429,818

SHAREHOLDERS' EQUITY
  Preferred Stock, Par Value $5.00 a share
    Authorized - 500,000 shares, none issued                                        -                    -
  Common Stock, Par Value $5.00 a share
    Authorized - 10,000,000 shares
    Issued  - 2,213,413 shares at Sept. 30, 2002
    and 2,085,778  shares at Dec. 31, 2001                                     11,067               10,429
  Additional Paid in Capital                                                   20,667               18,304
  Retained Earnings                                                             7,717                8,581
Less: Treasury stock at cost: none at Sept. 30, 2002
   and 2,463 shares at Dec. 31, 2001                                                -                  (59)
Deferred Stock Compensation: 10,000 shares at Sept. 30, 2002
    and none at Dec. 31, 2001                                                    (220)                   -
  Employee Stock Ownership Plan Debt                                           (1,235)              (1,235)
  Accumulated Other Comprehensive Income                                        1,673                 (694)
                                                                      ----------------      ---------------

Total Shareholders' Equity                                                     39,669               35,326
                                                                      ----------------      ---------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                  $ 552,731            $ 465,144
                                                                      ----------------      ---------------

See accompanying notes to interim consolidated financial statements.

                                             FIRST COLONIAL GROUP, INC. AND SUBSIDIARIES
                                                  CONSOLIDATED STATEMENTS OF INCOME
                                                       (Dollars in Thousands)
                                                             (Unaudited)

                                                       Three Months Ended                              Nine Months Ended
                                                Sept. 30,               Sept. 30,              Sept. 30,               Sept. 30,
                                                  2002                    2001                   2002                    2001
                                               ------------            ------------           ------------            ------------
INTEREST INCOME:
   Interest and Fees on Loans                       $4,599                  $4,498                $13,172                 $14,262
   Investment Securities Income
     Taxable                                         2,504                   2,426                  7,262                   7,126
     Tax-Exempt                                        554                     454                  1,480                   1,293
   Interest on Deposits with Banks and
     Federal Funds Sold                                 41                      82                    121                     138
                                               ------------            ------------           ------------            ------------
        Total Interest Income                        7,698                   7,460                 22,035                  22,819
                                               ------------            ------------           ------------            ------------
INTEREST EXPENSE:
   Interest on Deposits                              2,395                   2,913                  7,332                   8,868
   Interest on Short-Term Borrowing                     38                      94                    153                     375
   Interest on Long-Term Debt                          512                     492                  1,517                   1,508
   Inteest on Trust-Preferred Securities               205                       -                    216                       -
                                               ------------            ------------           ------------            ------------
        Total Interest Expense                       3,150                   3,499                  9,218                  10,751
                                               ------------            ------------           ------------            ------------
NET INTEREST INCOME:                                 4,548                   3,961                 12,817                  12,068
   Provision for Possible Loan Losses                  475                     125                  1,236                     455
                                               ------------            ------------           ------------            ------------
     Net Interest Income After Provision
        For Possible Loan Losses                     4,073                   3,836                 11,581                  11,613
                                               ------------            ------------           ------------            ------------
OTHER INCOME:
   Trust and Wealth Management Revenue                 227                     310                    802                     963
   Service Charges on Deposit Accounts                 647                     599                  1,887                   1,697
   Investment Securities Gains, Net                    311                     207                    974                     432
   Gain on the Sale of Mortgage Loans                  568                      84                    765                     187
   Other Operating Income                              165                     202                    584                     534
                                               ------------            ------------           ------------            ------------
        Total Other Income                           1,918                   1,402                  5,012                   3,813
                                               ------------            ------------           ------------            ------------
OTHER EXPENSES:
   Salaries and Employee Benefits                    2,472                   1,980                  6,630                   5,763
   Net Occupancy and Equipment Expense                 634                     617                  1,942                   1,877
   Other Operating Expenses                          1,562                   1,483                  4,549                   4,519
                                               ------------            ------------           ------------            ------------
        Total Other Expenses                         4,668                   4,080                 13,121                  12,159
                                               ------------            ------------           ------------            ------------

Income Before Income Taxes                           1,323                   1,158                  3,472                   3,267
Provision for Income Taxes                             241                     221                    599                     613
                                               ------------            ------------           ------------            ------------

NET INCOME                                          $1,082                   $ 937                 $2,873                  $2,654
                                               ============            ============           ============            ============
Per Share Data
     Basic Net Income                               $ 0.51                  $ 0.44                 $ 1.34                  $ 1.26
                                               ============            ============           ============            ============
     Diluted Net Income                             $ 0.50                  $ 0.44                 $ 1.31                  $ 1.26
                                               ============            ============           ============            ============
     Cash Dividends                                 $ 0.19                  $ 0.18                 $ 0.56                  $ 0.52
                                               ============            ============           ============            ============

See accompanying notes to interim financial statements.

Forward Looking Statements

The information contained in this Third Quarter Report contains forward looking statements (as such term is defined in the Securities Exchange Act of 1934 and the regulations thereunder), including, without limitation, statements as to future loan and deposit volumes, future expansion plans, and new branches, the allowance and provision for possible loan losses, future interest rates and their effect on the Company's financial condition or results of operations, the classification of the Company's investment portfolio, statements as to litigation and the amount of reserves, statements as to trends, and other statements which are not historical facts or as to the Company's, the Bank's or management's intentions, plans, beliefs, expectations or opinions. Such forward looking statements are subject to risks and uncertainties and may be affected by various factors which may cause actual results to differ materially from those in the forward looking statements, including without limitation, the effect of economic conditions and related uncertainties, the effect of interest rates on the Company and the Bank, Federal and state government regulation, competition, changes in accounting standards and policies and results of litigation. These and other risks, uncertainties and other factors are discussed in this Third Quarter Report or in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, a copy of which may be obtained from the Company upon request and without charge (except for the exhibits thereto).